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                                                                   EXHIBIT 10.22


             AMENDMENT NO. 4 TO COLLABORATION AND LICENSE AGREEMENT

               This amendment (the "Amendment") is made this 17th day of February, 2000, among SmithKline Beecham Corporation, a Pennsylvania corporation with offices at One Franklin Plaza, Philadelphia, Pennsylvania 19101, USA (hereinafter "SB Corporation"); SmithKline Beecham plc, an English corporation with offices at New Horizons Court, Brentford, Middlesex, TW8 9EP, England (hereinafter "SB plc"), diaDexus LLC, a Delaware limited liability company with offices at 3303 Octavius Drive, Santa Clara, CA 95054 (hereinafter "diaDexus") and Incyte Pharmaceuticals, Inc, a Delaware corporation with offices at 3174 Porter Drive, Palo Alto, CA 94304 (hereinafter "Incyte").

                                  WITNESSETH:

        WHEREAS, SB Corporation, SB plc, diaDexus and Incyte are parties to that certain Collaboration and License Agreement dated September 2, 1997, as amended (the "Collaboration Agreement");

        WHEREAS, pursuant to the terms of the Collaboration Agreement, diaDexus granted Incyte, SB Corporation and SB plc certain beneficial rights that relate to inventions and discoveries made by diaDexus in the field of Rx/Other as defined in the Collaboration Agreement (the "diaDexus Rights");

        WHEREAS, SB Corporation, SB plc and Incyte desire to assign certain of the diaDexus Rights to diaDexus;

        WHEREAS, pursuant to the terms of the Collaboration Agreement, Incyte granted diaDexus certain beneficial rights that relate to Incyte Diagnostic IP (as defined in the Collaboration Agreement) and pursuant to the terms of the Incyte Database Agreements (as defined in the Collaboration Agreement) Incyte granted diaDexus certain beneficial rights that relate to Incyte Database Know-How and Incyte Database Technology (each as defined in the Collaboration Agreement);

        WHEREAS, SB Corporation, SB plc, diaDexus and Incyte desire to delete all references to Incyte Diagnostic Know-How, Incyte Diagnostic Patents, and Incyte Diagnostic IP (each as defined in the Collaboration Agreement) in the Collaboration Agreement, and otherwise amend the Collaboration Agreement in accordance with the terms and conditions of this Amendment; and

        WHEREAS, Incyte and diaDexus desire to replace the Incyte Database Agreements with a new expanded database agreement to be entered as of the date of this Amendment.


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        NOW, THEREFORE, in consideration of the covenants and obligations expressed herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.      DEFINITIONS.

        1.1 All capitalized words used herein shall have the meaning set forth in the Collaboration Agreement, except as expressly otherwise defined herein.

2.      Specific Provisions.

        2.1 All references in the Collaboration Agreement to Incyte Diagnostic Know-How, Incyte Diagnostic Patents, and Incyte Diagnostic IP are deleted in their entirety. diaDexus acknowledges it has no rights in and to Incyte Diagnostic Know-How, Incyte Diagnostic Patents, and/or Incyte Diagnostic IP pursuant to the terms of the Collaboration Agreement. As of the date of this Amendment, diaDexus represents and warrants to SB that it has not received any Incyte Diagnostic Know-How, Incyte Diagnostic Patents, and/or Incyte Diagnostic IP from Incyte pursuant to the terms of the Collaboration Agreement.

        2.2 Paragraph 5.6.2(a) is hereby deleted in its entirety and replaced with the following:

        5.6.2 Rx/Other

                (a) Subject to subparagraph (b) below and Paragraph 5.6.5(b), diaDexus grants to SB an exclusive world-wide license(s), with the right to sublicense, under diaDexus IP generated during the Extended License Period to Make, Have Made, Use, and Sell any and all products and processes in the field of Rx/Other, provided such diaDexus IP is based on the use of or derived by use of SB Diagnostic IP. During the Extended License Period, upon request, diaDexus shall provide to SB, as may be reasonably available to it, research reagents developed by or on behalf of diaDexus from the use of SB Diagnostic IP. SB shall reimburse diaDexus for the actual costs of producing such reagents.

        2.3 Paragraph 5.6.2(b) is amended by deleting "and Incyte" from line 3.

        2.4 Paragraph 5.6.2(c) is hereby deleted in its entirety.

        2.5 diaDexus represents and warrants to SB that, as of the date of this Amendment, it has disclosed to SB and Incyte all diaDexus IP which is potentially useful in the Rx/Other field which is reasonably available and transferable in accordance with Section 9.3.7 of the Collaboration Agreement.

        2.6 Paragraph 6.2 is hereby deleted in its entirety.


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        2.7 For purposes of clarity, the following new Paragraph 14.6.3 is hereby added:

        14.6.3. Freedom From Suit - Research. In the event diaDexus or its sublicensee(s) develops technology based on the use of or derived by the use of SB Diagnostic IP as targets in the development of ligands and said technology, or aspects thereof, is ultimately claimed in patents owned or controlled by diaDexus or its sublicensee(s), diaDexus, or its sublicensee(s), as the case may be, agrees not to sue or bring any action in any court or administrative agency or any other government authority alleging infringement of said patents as a result of activities of SB or its affiliates or (sub)licensee(s) in their internal research which would constitute an infringement of said patents, and further, diaDexus or its sublicensee(s) as the case may be) agrees to extend such freedom from suit or action to further (sub)licensee(s)s of SB, its affiliates, or licensees.

3.      EFFECT.

        3.1 The Collaboration Agreement is hereby amended retroactively as of the original date of the Collaboration Agreement, September 2, 1997, and is amended in accordance with Paragraph 19.6 of the Collaboration Agreement. This Amendment shall become effective upon the effectiveness of the new Collaborative Agreement between Incyte and diaDexus granting diaDexus LifeSeq Gold and PathoSeq access until September 2, 2003.


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        3.2 Except as expressly set forth herein, all other terms and conditions of the Collaboration Agreement shall remain unaffected by this Amendment.

        IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this Amendment as of the date first written above.


SMITHKLINE BEECHAM CORPORATION

By: /s/ DONALD Y. PARMAN
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Its: Secretary
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SMITHKLINE BEECHAM PLC

By: /s/ DONALD Y. PARMAN
   -------------------------------

Its: Attorney-in-Fact
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DIADEXUS LLC

By: /s/ P. PLEWMAN
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Its: President & COO
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INCYTE PHARMACEUTICALS, INC.

By: [SIGNATURE ILLEGIBLE]
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Its: President & CFO
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